UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2018

_________________________________________________________
Barings BDC, Inc.
(Exact name of registrant as specified in its charter)
 _________________________________________________________

Maryland	814-00733	06-1798488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina		28202
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 805-7200
Triangle Capital Corporation
3700 Glenwood Avenue, Suite 530
Raleigh, North Carolina 27612
(Former name or former address, if changed since last report.)
_________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
As previously disclosed, on April 3, 2018, Triangle Capital Corporation (“Triangle”) entered into a stock purchase and transaction agreement (the “Externalization Agreement”) with Barings LLC (the “Adviser”), in connection with which the Adviser agreed to become the investment adviser to Triangle in exchange for (1) a payment by the Adviser of $85.0 million directly to Triangle’s stockholders, (2) an investment by the Adviser of $100.0 million in newly issued shares of Triangle common stock, par value $0.001 per share (the “Common Stock”), at net asset value upon the closing of the Externalization Transaction (as defined below), and (3) a commitment from the Adviser to purchase up to $50.0 million of shares of Common Stock in the open market at prices up to and including the then-current net asset value per share of the Common Stock for a two-year period (the “Trading Plan”), after which the Adviser has agreed to use any remaining funds from the $50.0 million to purchase additional newly issued shares of Common Stock at the greater of the then-current net asset value per share of the Common Stock and market price (collectively, the “Externalization Transaction”). In addition, under the Externalization Agreement, Triangle agreed to launch a $50.0 million issuer tender offer immediately after the closing of the Externalization Transaction to purchase shares of Common Stock at prices up to and including net asset value per share. The tender offer is anticipated to commence on August 7, 2018.
Simultaneously with entering into the Externalization Agreement on April 3, 2018, Triangle also entered into an asset purchase agreement (the “APA”) with BSP Asset Acquisition I, LLC (the “Asset Buyer”), an affiliate of Benefit Street Partners L.L.C. The asset sale transaction under the APA (the “Asset Sale”) closed on July 31, 2018, pursuant to which Triangle sold substantially all of its investment portfolio in exchange for cash from the Asset Buyer and certain of its affiliates. Refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2018 for more information on the Asset Sale.
The Externalization Transaction closed on August 2, 2018 (the “Externalization Closing”). Effective as of the Externalization Closing, Triangle changed its name to Barings BDC, Inc. (“Barings”). References herein to the “Company” refers to Triangle immediately prior to the Externalization Closing and to Barings at and after the Externalization Closing.
In connection with the Externalization Closing, the following events occurred:

•
On August 2, 2018, the Company entered into an investment advisory agreement (the “Advisory Agreement”) and an administration agreement (the “Administration Agreement”) with the Adviser pursuant to which the Adviser serves as the Company’s investment adviser and administrator and manages its investment portfolio which initially consists of the cash proceeds received in connection with the Asset Sale.

•
On August 2, 2018, the Company issued 8,529,917 shares of Common Stock to the Adviser at a price of $11.723443 per share, or an aggregate of $100.0 million in cash, in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D thereunder (the “Stock Issuance”).

•
On August 2, 2018, the Company entered into a registration rights agreement with the Adviser with respect to the shares of Common Stock acquired in the Stock Issuance (the “Registration Rights Agreement”).

The foregoing description of the Externalization Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Externalization Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2018, and is incorporated herein by reference.

Item 1.01.    Entry into a Material Definitive Agreement.
On August 2, 2018, the Company entered into the Advisory Agreement with the Adviser, an investment adviser registered under the Investment Advisers Act of 1940, as amended. The Company’s then-current board of directors (the “Board”) unanimously approved the Advisory Agreement at an in-person meeting on March 22, 2018. The Company’s stockholders approved the Advisory Agreement at a special meeting of stockholders held on July 24, 2018.
Pursuant to the Advisory Agreement, the Adviser manages our day-to-day operations and provides us with investment advisory services. Among other things, the Adviser (i) determines the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identifies, evaluates and negotiates the structure of the investments made by the Company; (iii) executes, closes, services and monitors the investments that the Company makes; (iv) determines the securities and other assets that the Company will purchase, retain or sell; (v) performs due diligence on prospective portfolio companies; and (vi) provides the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

The Advisory Agreement provides that, absent fraud, willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser, and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser (collectively, the “IA Indemnified Parties”), are entitled to indemnification from the Company for any damages, liabilities, costs, demands, charges, claims and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the IA Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of any actions or omissions or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Advisory Agreement or otherwise as an investment adviser of the Company.
The Adviser’s services under the Advisory Agreement are not exclusive, and the Adviser is generally free to furnish similar services to other entities so long as its performance under the Advisory Agreement is not adversely affected.
Under the Advisory Agreement, the Company pays the Adviser (i) a base management fee (the “Base Management Fee”) and (ii) an incentive fee (the “Incentive Fee”) as compensation for the investment advisory and management services it provides the Company thereunder.
Base Management Fee
The Base Management Fee is calculated based on the Company’s gross assets, including assets purchased with borrowed funds or other forms of leverage and excluding cash and cash equivalents, at an annual rate of:

•	1.0% for the period from August 2, 2018 through December 31, 2018;

•	1.125% for the period commencing on January 1, 2019 through December 31, 2019; and

•	1.375% for all periods thereafter.
The Base Management Fee is payable quarterly in arrears on a calendar quarter basis. The Base Management Fee will be calculated based on the average value of the Company’s gross assets, excluding cash and cash equivalents, at the end of the two most recently completed calendar quarters prior to the quarter for which such fees are being calculated. Base Management Fees for any partial month or quarter will be appropriately pro-rated.
Incentive Fee
The Incentive Fee is comprised of two parts: (1) a portion based on the Company’s pre-incentive fee net investment income (the “Income-Based Fee”) and (2) a portion based on the net capital gains received on the Company’s portfolio of securities on a cumulative basis for each calendar year, net of all realized capital losses and all unrealized capital depreciation for that same calendar year (the “Capital Gains Fee”).
Income-Based Fee
The Income-Based Fee is calculated as follows:

(i)
For each quarter from and after August 2, 2018 (the date of the Advisory Agreement) through December 31, 2019 (the “Pre-2020 Period”), the Income-Based Fee will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter for which such fees are being calculated. In respect of the Pre-2020 Period, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees that the Company receives from portfolio companies) accrued during the relevant calendar quarter, minus the Company’s operating expenses for such quarter (including the Base Management Fee, expenses payable under the Administration Agreement, any interest expense and any dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

(ii)
For each quarter beginning on and after January 1, 2020 (the “Post-2019 Period”), the Income-Based Fee will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter and the eleven preceding calendar quarters (or such fewer number of preceding calendar quarters counting each calendar quarter beginning on or after January 1, 2020) (each such period will be referred to as the “Trailing Twelve Quarters”) for which such fees are being calculated and will be payable promptly following the filing of the Company’s financial statements for such quarter. In respect of the Post-2019 Period, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial assistance and consulting fees or other fees that the Company receives from portfolio companies) accrued during the relevant Trailing Twelve Quarters, minus the Company’s operating expenses for such Trailing Twelve Quarters (including the Base Management Fee, expenses payable under the Administration Agreement, any interest expense and any dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee) divided by the number of quarters that comprise the relevant Trailing Twelve Quarters. Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

(iii)
Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less senior securities constituting indebtedness and preferred stock) at the end of the calendar quarter for which such fees are being calculated, will be compared to a “hurdle rate”, expressed as a rate of return on the value of the Company’s net assets at the end of the most recently completed calendar quarter, of 2% per quarter (8% annualized). The Company will pay the Adviser the Income-Based Fee with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

(1)
(a) With respect to the Pre-2020 Period, no Income-Based Fee for any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (i) above) does not exceed the hurdle rate;

(b) With respect to the Post-2019 Period, no Income-Based Fee for any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (ii) above) does not exceed the hurdle rate;

(2)
(a) With respect to the Pre-2020 Period, 100% of the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (i) above) for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income for such quarter, if any, that exceeds the hurdle rate but is less than 2.5% (10% annualized) (the “Pre-2020 Catch-Up Amount”). The Pre-2020 Catch-Up Amount is intended to provide the Adviser with an incentive fee of 20% on all of the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (i) above) when the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (i) above) reaches 2% per quarter (8% annualized);

(b) With respect to the Post-2019 Period, 100% of the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (ii) above) with respect to that portion of the Pre-Incentive Fee Net Investment Income (as defined in paragraph (ii) above), if any, that exceeds the hurdle rate but is less than 2.5% (10% annualized) (the “Post-2019 Catch-Up Amount”). The Post-2019 Catch-Up Amount is intended to provide the Adviser with an incentive fee of 20% on all of the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (ii) above) when the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (ii) above) reaches 2% per quarter (8% annualized);

(3)
(a) With respect to the Pre-2020 Period, 20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (i) above) for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income (as defined in paragraph (i) above) for such quarter, if any, that exceeds the Pre-2020 Catch-Up Amount; and

(b) With respect to the Post-2019 Period, 20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income (as defined in paragraph (ii) above) for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income (as defined in paragraph (ii) above), if any, that exceeds the Post-2019 Catch-Up Amount.
However, with respect to the Post-2019 Period, the Income-Based Fee paid to the Adviser will not be in excess of the Incentive Fee Cap. With respect to the Post-2019 Period, the “Incentive Fee Cap” for any quarter is an amount equal to (a) 20% of the Cumulative Net Return (as defined in the Advisory Agreement) during the relevant Trailing Twelve Quarters minus (b) the aggregate Income-Based Fee that was paid in respect of the first eleven calendar quarters (or the portion thereof) included in the relevant Trailing Twelve Quarters.

Capital Gains Fee
The Capital Gains Fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement), commencing with the calendar year ending on December 31, 2018, and is calculated at the end of each applicable year by subtracting (1) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (2) the Company’s cumulative aggregate realized capital gains, in each case calculated from August 2, 2018. If such amount is positive at the end of such year, then the Capital Gains Fee payable for such year is equal to 20% of such amount, less the cumulative aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Fee payable for such year. If the Advisory Agreement is terminated as of a date that is not a calendar year end, the termination date will be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.
Payment of Company Expenses
Under the Advisory Agreement, all investment professionals of the Adviser and its staff, when and to the extent engaged in providing services required to be provided by the Adviser under the Advisory Agreement, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser and not by the Company, except that all costs and expenses of its operations and transactions, including, without limitation, those items listed in the Advisory Agreement, will be borne by the Company.
Duration and Termination of Advisory Agreement
The Advisory Agreement has an initial term of two years. Thereafter, it will continue to renew automatically for successive annual periods so long as such continuance is specifically approved at least annually by: (i) the vote of the Board, or by the vote of stockholders holding a majority of the outstanding voting securities of the Company; and (ii) the vote of a majority of the Company’s independent directors, in either case, in accordance with the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”). The Advisory Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by: (a) by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Company (as defined in the 1940 Act); or (b) the Adviser. Furthermore, the Advisory Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).
Administration Agreement
On August 2, 2018, the Company entered into the Administration Agreement with the Adviser. Under the terms of the Administration Agreement, the Adviser performs (or oversees, or arranges for, the performance of) the administrative services necessary for the operation of the Company, including, but not limited to, office facilities, equipment, clerical, bookkeeping and record-keeping services at such office facilities and such other services as the Adviser, subject to review by the Board, from time to time, determines to be necessary or useful to perform its obligations under the Administration Agreement. The Adviser also, on behalf of the Company and subject to the Board’s approval, arranges for the services of, and oversees, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable.
The Company is required to reimburse the Adviser for the costs and expenses incurred by the Adviser in performing its obligations and providing personnel and facilities under the Administration Agreement, including, but not limited to:

•
the allocable portion of the Adviser’s rent for the Company’s Chief Financial Officer and the Chief Compliance Officer and their respective staffs, which is based upon the allocable portion of the usage thereof by such personnel in connection with their performance of administrative services under the Administration Agreement;

•
the allocable portion of the salaries, bonuses, benefits and expenses of the Company’s Chief Financial Officer and Chief Compliance Officer and their respective staffs, which is based upon the allocable portion of the time spent by such personnel in connection with performing administrative services for the Company under the Administration Agreement;

•
the actual cost of goods and services used for the Company and obtained by the Adviser from entities not affiliated with the Company, which is reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles;

•	all fees, costs and expenses associated with the engagement of a sub-administrator; and

•
costs associated with (a) the monitoring and preparation of regulatory reporting, including registration statements and amendments thereto, prospectus supplements, and tax reporting, (b) the coordination and oversight of service provider activities and the direct cost of such contractual matters related thereto and (c) the preparation of all financial statements and the coordination and oversight of audits, regulatory inquiries, certifications and sub-certifications.
The Administration Agreement has an initial term of two years, and thereafter will continue automatically for successive annual periods so long as such continuance is specifically approved at least annually by the Company’s Board, including a majority of the independent directors. The Administration Agreement may be terminated at any time, without the payment of any penalty, by vote of the directors of the Company, or by the Adviser, upon 60 days’ written notice to the other party. The Administration Agreement may not be assigned by a party without the consent of the other party.
Registration Rights Agreement
On August 2, 2018, the Company entered into the Registration Rights Agreement with the Adviser. Under the terms of the Registration Rights Agreement, the Company has agreed to prepare and file with the SEC a registration statement within 30 days of August 2, 2018 to register the resale of the Common Stock acquired by the Adviser in the Stock Issuance (the “Registration Statement”). The Company has agreed to use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable and no later than 60 days after August 2, 2018 (or, in the event the SEC reviews and has written comments to the Registration Statement, the 90th calendar day following August 2, 2018).
Under the Externalization Agreement, until August 2, 2020, the Adviser has agreed to not transfer any shares of Common Stock acquired in the Stock Issuance, other than to its employees or affiliates, or to any employees of its affiliates (so long as each such transferee agrees to the same transfer restrictions). Accordingly, resales through the Registration Statement of shares of Common Stock acquired in the Stock Issuance will not occur until August 2, 2020.
The foregoing descriptions of the Advisory Agreement, the Administration Agreement and the Registration Rights Agreement are only summaries of certain of the provisions of such agreements and are qualified in their entirety by reference to the underlying agreements. The Advisory Agreement, the Administration Agreement and the Registration Rights Agreement are attached as Exhibits 10.1, 10.2 and 10.3 this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 1.02.    Termination of a Material Definitive Agreement.
In connection with the Externalization Closing, the Company terminated the Triangle Capital Corporation Omnibus Incentive Plan (the “Omnibus Plan”):
The Omnibus Plan provided for grants of restricted stock and other equity awards to the Company’s employees, officers and directors, and payment of cash bonuses to employees and officers, as determined by the Board and its Compensation Committee. The foregoing description of the Omnibus Plan is not complete and is subject to, and entirely qualified by reference to, the full text of the Omnibus Plan, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on June 2, 2017, and is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.
The information contained in the Introductory Note above regarding the Stock Issuance is incorporated into this Item 3.02 by reference. The Adviser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

Item 5.01.    Changes in Control of Registrant.
The information contained in the Introductory Note above regarding the Stock Issuance and the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference. In connection with the Stock Issuance, the Adviser became the beneficial owner of approximately 15.2% of the outstanding shares of the Common Stock.
The Adviser used available cash on hand to fund the purchase of shares of Common Stock in connection with the Stock Issuance.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.
On August 2, 2018, in connection with the Externalization Closing, all of the Company’s then-current directors resigned from their positions on the Board, with the exception of Mark Mulhern. Prior to their resignations, the Board appointed the following individuals to serve on the Board for the terms indicated below, effective as of and after the Externalization Closing. Other than as provided for in the Externalization Agreement, none of the below individuals were appointed to the Board pursuant to any arrangement or understanding with any other person, and there are no current or proposed transactions between the Company and any of the below individuals or their immediate family members which would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

Director Name	Director Class	Term Expires
Interested Directors
Michael Freno	Class II	2020
Tom Finke	Class III	2021
Eric Lloyd	Class I	2019
Independent Directors
Thomas W. Okel	Class III	2021
Jill Olmstead	Class III	2021
Mark Mulhern	Class I	2019
John Switzer	Class II	2020
In connection with the Externalization Closing, the Board approved a decrease in the size of the Board from eight members to seven members, effective as of August 2, 2018. In addition, effective as of August 2, 2018, the Board was divided into three classes of directors whereby the directors hold office for staggered terms of three years each.
Effective as of August 2, 2018, the following Board committees were formed, each of which will consist of all of the independent directors: (i) Audit Committee (chaired by Mr. Switzer), (ii) Nominating and Governance Committee (chaired by Mr. Okel), and (iii) Compensation Committee (chaired by Ms. Olmstead).
Also, in connection with the Externalization Closing, each of the following individuals resigned as officers of the Company effective as of the Externalization Closing:

•	E. Ashton Poole, the Company’s Chief Executive Officer and President;

•	Steven C. Lilly, the Company’s Chief Financial Officer, Secretary and Chief Compliance Officer;

•	C. Robert Knox, Jr., the Company’s Controller and Principal Accounting Officer;

•	Jeffrey A. Dombcik, Senior Managing Director and Chief Credit Officer;

•	Cary B. Nordan, Senior Managing Director and Chief Origination Officer; and

•	Douglas A. Vaughn, Senior Managing Director and Chief Administrative Officer.
Effective as of the Externalization Closing, the following individuals have been appointed to the office listed next to their name:

Name	Age	Position
Eric Lloyd	50	Chief Executive Officer
Jonathan Bock	36	Chief Financial Officer
Ian Fowler	54	President
C. Robert Knox, Jr.	46	Principal Accounting Officer
Melissa LaGrant	44	Chief Compliance Officer

Other than as provided for in the Externalization Agreement, there is no arrangement or understanding between any of the above-listed individuals and any other person pursuant to which he or she was appointed as an officer the Company, nor is there any family relationship between any of the above-listed individuals and any of the Company’s directors or other executive officers. Further, with regard to the above-listed individuals, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.
The business experience disclosure required by Item 401(e) of Regulation S-K promulgated by the SEC for Ms. LaGrant and Messrs. Lloyd and Fowler is included in the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on June 1, 2018 (the “Proxy Statement”), under “Proposal 3 - Approval of the Advisory Agreement,” and is incorporated into this Item 5.02 by reference.
Mr. Bock, 36, is the Chief Financial Officer of the Company and a Managing Director in the Adviser’s Global Private Finance Group. Prior to joining the Adviser in 2018, Mr. Bock was a Managing Director and Senior Equity Analyst at Wells Fargo Securities specializing in business development companies (“BDCs”). He has actively followed the BDC space since 2006 and was the chief author of a leading BDC quarterly research publication: the BDC Scorecard. His research is often cited by The Wall Street Journal, Barron’s, and other prominent financial publications. Prior to Wells Fargo, Mr. Bock followed the specialty finance space at Stifel Nicolaus & Company and A.G. Edwards Inc. Prior to entering sell-side research in 2006, Mr. Bock was an equity portfolio manager/analyst at Busey Wealth Management in Champaign, Illinois. Mr. Bock holds a BS in finance from the University of Illinois College of Business and is a CFA charterholder.
Mr. Knox, 46, is the Principal Accounting Officer of the Company and a Managing Director of the Adviser. Mr. Knox previously served as the Principal Accounting Officer and a Senior Vice President at Triangle. Prior to joining Triangle in 2007, Mr. Knox was Director of External Reporting for Tekelec, a publicly traded global provider of telecommunications network systems and software applications. Prior to Tekelec, Mr. Knox spent over four years as Director of Internal Audit for SpectraSite, Inc., a U.S.-based wireless tower company. Mr. Knox began his career in the Assurance and Advisory Services Group of Deloitte & Touche LLP, where he spent over seven years serving both public and private companies. Mr. Knox is a graduate of Wake Forest University and is licensed as a Certified Public Accountant in North Carolina.
As disclosed in the Proxy Statement, the Board previously established a cash bonus pool in the amount of $2.5 million (the “Bonus Pool”) to be allocated among Triangle employees for the successful closing of a strategic transaction and delegated authorization to a committee of the Board (the “Bonus Committee”) to determine, in the Bonus Committee’s sole discretion, how much of the Bonus Pool to award, if any, who will receive a share of the Bonus Pool, and the amount of the bonus thereunder for any individual officer or employee. On July 31, 2018, the Bonus Committee approved the award and allocation of the Bonus Pool funds to certain of Triangle’s employees, including to certain of Triangle’s named executive officers, as defined under SEC rules, as set forth in the table below:

Executive Officer	Title	Discretionary Bonus
E. Ashton Poole	President and Chief Executive Officer	$500,000
Steven C. Lilly	Chief Financial Officer, Secretary and Chief Compliance Officer	$500,000
Jeffrey A. Dombcik	Senior Managing Director and Chief Credit Officer	$235,000
Douglas A. Vaughn	Senior Managing Director and Chief Administrative Officer	$110,000

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Articles of Amendment
On August 2, 2018, the Company filed Articles of Amendment to its charter (the “Articles of Amendment”), which were accepted for record by the Department of Assessments and Taxation of the State of Maryland (“SDAT”), pursuant to which the Company, as previously announced, changed its name to “Barings BDC, Inc.” In accordance with the Maryland General Corporation Law (the “MGCL”), the Board approved the Articles of Amendment without stockholder approval. The Articles of Amendment became effective upon their acceptance for record by SDAT. In connection with the name change, the Company’s trading symbol on the New York Stock Exchange for shares of the Common Stock will change from “TCAP” to “BBDC” beginning on August 3, 2018.

Articles Supplementary
As required by the terms of the Externalization Agreement, and effective as of the Externalization Closing, the Board classified the Board pursuant to Section 3-803 of the MGCL into three classes with directors serving three-year terms. The term of the Class I directors shall last until the annual meeting of stockholders held in 2019 and until their successors are elected and qualify. The term of the Class II directors shall last until the annual meeting of stockholders held in 2020 and until their successors are elected and qualify. The term of the Class III directors shall last until the annual meeting of stockholders held in 2021 and until their successors are elected and qualify. At each annual meeting of the stockholders of the Company, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualify. In accordance with MGCL, the Company filed Articles Supplementary effecting the Company’s election to be subject to Section 3-803 of the MGCL with SDAT, which were accepted for record by SDAT on August 2, 2018.
Bylaws
Effective as of Externalization Closing, the Board approved the Seventh Amended and Restated Bylaws of the Company (the “Bylaws”) to reflect the new name of the Company and amend Section 3.2 of the Bylaws to facilitate the newly classified Board. As amended, Section 3.2 of the Bylaws requires a classified Board with three designated classes: Class I, Class II and Class III with each class of directors serving in such capacity for a term continuing until the annual meeting of stockholders held in the third year following their election and until their successors are elected and qualify. To the extent possible, each class shall have the same number of directors.
The foregoing summary of the Articles of Amendment, the Articles Supplementary and Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Articles of Amendment, the Articles Supplementary and Bylaws, copies of which are attached hereto as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, and are incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.
Immediately following the Externalization Closing, the Company’s estimated net asset value was approximately $658.7 million, or approximately $11.72 per share, which consisted almost entirely of cash on hand available to make investments in accordance with its investment objectives, for the $50.0 million issuer Tender Offer (discussed further in Item 8.01 of this Current Report on Form 8-K) and for general corporate purposes. In addition, the Company had no long-term debt outstanding as of August 2, 2018.
The information in this report furnished pursuant to Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this Current Report on Form 8-K.

Item 8.01.    Other Events.
Press Release
On August 2, 2018, the Company issued a press release announcing the Externalization Closing and the record date for the $85 million cash payment from the Adviser to the Company’s stockholders for the right to become the Company’s investment adviser (the “Stockholder Payment”). The Stockholder Payment of $1.7836119 per share will be made on August 3, 2018 (the “Payment Date”) to the Company’s stockholders of record as of August 2, 2018. Stockholders who sell their shares of Common Stock on or before the Payment Date will not be entitled to receive the Stockholder Payment. Thus, it is important to remember that the day on which stockholders can sell their shares without being obligated to deliver the Stockholder Payment to the buyer of such shares is the first business day after the Payment Date.
The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Tender Offer
On August 1, 2018, pursuant to the terms of the Externalization Agreement, the Company’s then-current Board authorized a modified “Dutch auction” tender offer, to commence immediately after the Externalization Closing, to purchase shares of the Common Stock for an aggregate cash purchase price of up to $50.0 million at prices up to and including net asset value per share (the “Tender Offer”). On August 2, 2018, following the Externalization Closing, the Company’s newly-appointed Board authorized the commencement of the Tender Offer on August 7, 2018, on which date the Company anticipates filing materials related to the Tender Offer with the SEC.
Trading Plan
As previously disclosed, in connection with the Externalization Transaction, the Adviser committed to enter into the Trading Plan, pursuant to which it agreed to purchase up to $50.0 million of shares of Common Stock in the open market at prices up to and including the then-current net asset value per share of the Common Stock for a two-year period. In order to ensure compliance with applicable securities laws in connection with the Trading Plan and the Tender Offer, the Adviser intends to enter into and commence the Trading Plan on the later of (i) eleven business days following the settlement of the Tender Offer and (ii) the first business day following the settlement of the Tender Offer on which the Adviser has no material nonpublic information regarding the Company. The Trading Plan will have a two-year term and, after commencement, if it is suspended for any reason, the number of days during which purchases pursuant to the Trading Plan cannot be made as a result of the suspension thereof for any reason shall be added to the two-year period thereof.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment
3.2	Articles Supplementary
3.3	Seventh Amended and Restated Bylaws
10.1	Investment Advisory Agreement, dated August 2, 2018, by and between the Company and Barings LLC
10.2	Administration Agreement, dated August 2, 2018, by and between the Company and Barings LLC
10.3	Registration Rights Agreement, dated August 2, 2018, by and between the Company and Barings LLC
99.1	Press Release, dated August 2, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barings BDC, Inc.

Date: August 2, 2018	By:	/s/ Jonathan Bock
Jonathan Bock
Chief Financial Officer